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                                 EXHIBIT 23.1

               Consent of KPMG Peat Marwick LLP, Independent Accountants
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                                                                    Exhibit 23.1


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Farallon Communications, Inc. and subsidiary:

We consent to the incorporation by reference in the registration statement (No. 333-____) on Form S-8 of Farallon Communications, Inc. and subsidiary of our reports dated November 20, 1995, relating to the consolidated balance sheets of Farallon Communications, Inc. and subsidiary as of September 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1995, and the related schedule, which reports appear in the registration statement (No. 333-3868) on Form S-1 of Farallon Communications, Inc. and subsidiary.


                                               /s/ KPMG Peat Marwick, LLP


San Francisco, California
June 12, 1996